UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2015

REGADO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35953	03-0422069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 Allen Road, 4th Floor, Basking Ridge, New Jersey	07920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 580-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On February 27, 2015, the Board of Directors (the “Board”) of Regado Biosciences, Inc. (the “Company”) accepted the resignations, subject to certain conditions, of certain of the Company’s directors in connection with the previously announced Agreement and Plan of Merger and Reorganization, dated as of January 14, 2015, as amended January 23, 2015 (the “Merger Agreement”) by and among the Company, Landmark Merger Sub Inc., a Delaware corporation (“Merger Sub”), Tobira Therapeutics, Inc., a Delaware corporation (“Tobira”) and Brent Ahrens as the Company Stockholders’ Agent (the “Stockholders’ Agent”), pursuant to which, among other things, Merger Sub, a wholly owned subsidiary of the Company, will be merged with and into Tobira (the “Merger”), with Tobira surviving the Merger as a wholly owned subsidiary of the Company.

Under the terms of the Merger Agreement, the Board will consist, as of immediately after the effective time of the Merger, of three members nominated by the Company (the “Company Appointees”) and six members nominated by Tobira. On February 27, 2015, the Board accepted the resignations of B. Jefferson Clark, Anton Gopka, Michael E. Mendelsohn, P. Sherrill Neff, Jesse Treu and Michael Metzger as members of the Board, including as members of any committees or subcommittees of the Board, as applicable, which resignations will be effective as of, and conditioned on, the effective time of the Merger. Andrew J. Fromkin, Dennis Podlesak and Pierre Legault will remain on the Board after the effective time of the Merger as the Company Appointees. Mr. Fromkin will continue to serve on the audit committee of the Board and will serve as chair of the compensation committee of the Board, subject to and upon the effective time of the Merger. Mr. Legault will continue to serve as chair of the audit committee

Mr. Metzger and Dr. Treu are pre-Merger Class I directors of the Company. Messrs. Clark, Gopka and Neff are pre-Merger Class II directors of the Company. Mr. Mendelsohn is a pre-Merger Class III director of the Company. The resignations by Messrs. Clark, Gopka, Mendelsohn, Neff, and Metzger and Dr. Treu are not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Directors

On February 27, 2015, the Board approved the appointment of each of Patrick Heron and Carol L. Brosgart, M.D. to fill the vacancies left by the Class I directors of the Company, each of Eckard Weber, M.D., Jeffrey H. Cooper and Gwen A. Melincoff to fill the vacancies left by the Class II directors of the Company, and Laurent Fischer, M.D. to fill the vacancy left by the Class III directors of the Company (the foregoing, collectively, the “Tobira Appointees”), which appointments will be effective as of, and conditioned on, the effective time of the Merger. Each of the Tobira Appointees was designated by Tobira pursuant to the terms of the Merger Agreement. There are no arrangements or understandings, other than the Merger Agreement, pursuant to which the foregoing directors were selected.

Mr. Heron will serve on the compensation committee of the Board. Drs. Brosgart and Weber will serve on the nominating and corporate governance committee of the Board. Mr. Cooper will serve as chair of the nominating and corporate governance committee of the Board and as a member of the audit committee of the Board. Ms. Melincoff will serve on the compensation committee of the Board.

Patrick Heron, age 44, has served as a member of Tobira’s board of directors since March 2007. Mr. Heron is a General Partner with Frazier Healthcare Ventures, a venture capital firm focusing on the healthcare industry, which he joined in 1999. Prior to joining Frazier Healthcare Ventures, Mr. Heron worked at the management consulting firm McKinsey & Company. Before McKinsey, Mr. Heron held positions with Massachusetts General Hospital and biotechnology firm Cetus Corporation. Mr. Heron currently serves on the boards of a number of privately held companies. Mr. Heron received a B.A. in Political Science from the University of North Carolina at Chapel Hill and received an M.B.A. from Harvard Business School.

Carol L. Brosgart, M.D., age 63, has served as a member of Tobira’s board of directors since September 2009. Dr. Brosgart served as Senior Advisor on Science and Policy to the Division of Viral Hepatitis at the CDC and to the Viral Hepatitis Action Coalition at the CDC Foundation from 2011 to 2013. Dr. Brosgart has also served as a member on the faculty of the School of Medicine at the University of California, San Francisco for the past three decades, where she is a Clinical Professor in the Division of Global Health and in Biostatistics and Epidemiology. From March 2011 until August 2011, Dr. Brosgart served as Chief Medical Officer at biotechnology company Alios BioPharma, Inc. Prior to Alios, Dr. Brosgart served as Senior Vice President and Chief Medical Officer of Children’s Hospital & Research Center in Oakland, California from 2009 until February 2011. Previously, she served for eleven years, from 1998 until 2009, at biopharmaceutical company Gilead Sciences, Inc., where she held a number of senior management roles, most recently as Vice President, Public Health and Policy and earlier as Vice President, Clinical Research and Vice President, Medical Affairs and Global Medical Director, Hepatitis. Prior to Gilead, Dr. Brosgart worked for more than 20 years in clinical care, research and teaching at several Bay Area medical centers. She was the founder and Medical Director of the East Bay AIDS Center at Alta Bates Medical Center in Berkeley, California from 1987 until 1998 and served as the Medical Director of Central Health Center, Oakland, California, of the Alameda County Health Care Services Agency. Dr. Brosgart has also served on the boards of privately held companies and public, not-for-profit organizations. Dr. Brosgart received a B.S. in Community Medicine from the University of California, Berkeley and received an M.D. from the University of California, San Francisco. Her residency training was in pediatrics, public health and preventive medicine at UCSF and UC Berkeley.

Eckard Weber, M.D., age 65, is a founder of Tobira and has served has served as a member of Tobira’s board of directors since our inception in 2007. Dr. Weber has served as a partner with Domain Associates, LLC, a private venture capital management firm focused on life sciences, since 2001. Dr. Weber has over 20 years of drug discovery and development experience. Dr. Weber also served as interim Chief Executive Officer and Chairman of the Board of Sonexa Therapeutics, a seed-stage biopharmaceutical company from 2007 until June 2014. Dr. Weber also serves as chairman of the board at Ocera Therapeutics, Orexigen Therapeutics and Tragara Pharmaceuticals, and is a member of the board of directors of Adynxx, Domain Elite Holdings and Tobira Therapeutics. Dr. Weber has been the founding Chief Executive Officer of multiple Domain Associates portfolio companies including Acea Pharmaceuticals, Ascenta Therapeutics, Calixa Therapeutics, Cytovia and Novacardia. Dr. Weber also served as chairman or member of the board of directors of a number of companies until their sale including Peninsula Pharmaceuticals (sold to Johnson & Johnson in 2005), Cerexa (sold to Forest Laboratories in 2007) and Calixa Therapeutics (sold to Cubist Therapeutics, Inc. in 2009). Dr. Weber also served as a member of the board of directors of Conforma Therapeutics (sold to Biogen-IDEC in 2006) and Cabrellis Pharmaceuticals

(sold to Pharmion in 2006). Until 1995, Dr. Weber was a tenured Professor of Pharmacology at the University of California, Irvine. Dr. Weber is the inventor or co-inventor of numerous patents and patent applications and has published more than 130 papers in scientific periodicals. Dr. Weber received his German undergraduate degree from Kolping Kolleg in Germany and an M.D. from the University of Ulm Medical School in Germany. Dr. Weber received his postdoctoral training in neuroscience at Stanford University Medical School.

Jeffrey H. Cooper, age 59, has served as a member of Tobira’s board of directors since June 2014. Mr. Cooper currently serves as an independent consultant. Prior to his role as an independent consultant, Mr. Cooper served from November 2013 until December 2013 as a senior advisor and from July 2012 until October 2013 as Chief Financial Officer of biotechnology company KaloBios Pharmaceuticals, Inc. Prior to joining KaloBios, Mr. Cooper served from 2003 to May 2012 in positions of increasing responsibility at BioMarin Pharmaceutical, Inc., a publicly traded pharmaceutical company beginning as Vice President, Controller, to his most recent position as Senior Vice President and Chief Financial Officer from 2007 to May 2012. Prior to BioMarin, from 1995 to 1997 and 1998 to 2002, he served as Vice President of Finance at Matrix Pharmaceuticals where he was responsible for the financial management of the company. Earlier in his career, Mr. Cooper held numerous finance-related positions within the health care and pharmaceutical industries, including Corporate Controller at Foundation Health Systems and Director of Business Analysis at Syntex Corporation, a company he worked for from 1983 to 1995. Mr. Cooper received a B.A. in Economics from the University of California, Los Angeles and an M.B.A. from Santa Clara University.

Gwen A. Melincoff, age 62, has served as a member of Tobira’s board of directors since June 2014. Since August 2014, Ms. Melincoff has served as Vice President, Business Development BTG International Inc., a healthcare company. From September 2004 to December 2013, Ms. Melincoff was Senior Vice President of Business Development at pharmaceutical company Shire Plc. Prior to joining Shire, Ms. Melincoff was Vice President of Business Development at Adolor Corporation (now part of Cubist Pharmaceuticals, Inc.), a biopharmaceutical company focused on the development of pain management products. Earlier in her career, Ms. Melincoff worked for Eastman Kodak Company for over ten years in a number of their health care companies. Ms. Melincoff received a B.S. in Biology from The George Washington University and an M.S. in Management and Health Care Administration from Pennsylvania State University.

Laurent Fischer, M.D., age 51, has served as a member of Tobira’s board of directors since April 2009 and as Chief Executive Officer since March 2014. Prior to joining Tobira full time he was Chairman and Chief Executive Officer of Jennerex, Inc. (now part of SillaJen, Inc.), a private, clinical-stage biotherapeutics company focused on oncolytic immunotherapy products for cancer, which he joined in 2012. Prior to Jennerex, Dr. Fischer was President and CEO of Ocera Therapeutics, Inc., a privately held, clinical-stage biopharmaceutical company focused on the development and commercialization of therapeutics for gastrointestinal and liver diseases, since 2005. Prior to Ocera, Dr. Fischer was President and CEO of life sciences company Auxeris Therapeutics, Inc. from 2003 to 2005 and President and COO of technology company RXCentric.com, Inc. (now part of Allscripts Healthcare Solutions, Inc.) from 1999 to 2000 and Chief Medical Officer and Vice President of Corporate Development of medication management company MedVantx from 2001 to 2003. Dr. Fischer served as Senior Vice President of the Global Virology Franchise at Dupont Pharmaceuticals/Dupont-Merck from 1997 to 1999. From 1995 to 1997, Dr. Fischer served as Medical Director for the Virology Group at healthcare company Hoffman-LaRoche, Ltd. Dr. Fischer received a Medical Degree from the University of Geneva and received a Doctorate in Medicine from the Geneva Medical School, Switzerland.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGADO BIOSCIENCES, INC.

By:	/s/ Michael A. Metzger
Name:	Michael A. Metzger
Title:	Chief Executive Officer, President and Chief Operating Office

Date: March 2, 2015